Exhibit 21

LIST OF SUBSIDIARIES

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED
1.Gulf Fleet Abu Dhabi	Abu Dhabi	49%
2.Tidewater Marine Alaska, Inc.	Alaska	100%
3.Pacific Tidewater Pty. Ltd.	Australia	100%
4.Tidewater Marine Australia Pty Ltd	Australia	100%
5.Tidewater Marine West Indies Limited	Bahama Islands	100%
6.Tidewater Investment SRL	Barbados	100%
7.Pental Insurance Co. Ltd.	Bermuda	100%
8.Mare Alta do Brasil Navegacao Ltda.	Brazil	100%
9.Navegadores Servicos de Apoio Maritimo Ltda…………………….	Brazil	100%
10.OSA do Brasil Representações Ltda.	Brazil	100%
11.Pan Marine do Brasil Ltda.	Brazil	100%
12.Mashhor Marine Sdn. Bhd.	Brunei	70%
13.3291361 Nova Scotia ULC ………………………………………..	Canada	100%
14.Aqua Fleet Limited	Cayman Islands	100%
15.Arabia Shipping Limited……………………………………………….	Cayman Islands	100%
16.Blue Fleet Limited	Cayman Islands	100%
17.Crimson Fleet Limited	Cayman Islands	100%
18.Gold Fleet Limited	Cayman Islands	100%
19.Green Fleet Limited	Cayman Islands	100%
20.Grey Fleet Limited……………………………………………………..	Cayman Islands	100%
21.Gulf Fleet Middle East Limited	Cayman Islands	100%
22.Indigo Fleet Limited	Cayman Islands	100%
23.International Maritime Services, Inc	Cayman Islands	100%
24.Jackson Marine Limited	Cayman Islands	100%
25.LNG Marine Towing Cayman Limited	Cayman Islands	57.5%
26.Maroon Fleet Limited	Cayman Islands	100%
27.Middle East Ships Limited…………………………………………….	Cayman Islands	100%
28.Orange Fleet Limited	Cayman Islands	100%
29.Pan Marine International, Inc.	Cayman Islands	100%
30.Platinum Fleet Limited	Cayman Islands	100%
31.Purple Fleet Limited	Cayman Islands	100%
32.Silver Fleet Limited	Cayman Islands	100%
33.Sonatide Marine Services, Ltd.	Cayman Islands	49%
34.Sonatide Marine, Ltd.	Cayman Islands	49%
35.Tidewater Assets Limited	Cayman Islands	100%
36.Tidewater Boats Limited	Cayman Islands	100%
37.Tidewater Crewing Limited	Cayman Islands	100%
38.Tidewater Hulls Limited	Cayman Islands	100%
39.Tidewater Marine International, Inc.	Cayman Islands	100%
40.Tidewater Marine U.K. Limited	Cayman Islands	100%
41.Tidewater Maritime Limited	Cayman Islands	100%
42.Tidewater Properties Limited	Cayman Islands	100%
43.Tidewater Ships Limited	Cayman Islands	100%
44.Tidewater Subsea Crewing Limited …………………………………	Cayman Islands	100%
45.Tidewater Subsea International Limited……………………………..	Cayman Islands	100%
46.Tidewater Vessels Limited	Cayman Islands	100%
47.Vermilion Fleet Limited	Cayman Islands	100%
48.Violet Fleet Limited…………………………………………………….	Cayman Islands	100%
49.VTG Ships Limited	Cayman Islands	100%
50.Yellow Fleet Limited……………………………………………………	Cayman Islands	100%
51.Zapata Gulf Marine International Limited	Cayman Islands	100%
52.Compania Marítima de Magallanes Limitada	Chile	100%
53.Tidewater Marine Technical Services (Shenzhen) Co., Ltd	China	40%
54.DTDW Holdings Limited …	Cyprus	40%
55.Tidewater Cyprus Limited	Cyprus	100%
56.Vesselogistics Limited	Cyprus	100%

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED
57.Cajun Acquisitions, LLC	Delaware	100%
58.Tidewater Corporate Services, L.L.C	Delaware	100%
59.Tidewater Mexico Holding, L.L.C	Delaware	100%
60.Tidewater Venture, Inc	Delaware	100%
61.Al Wasl Marine LLC	Dubai	49%
62.Tidewater Support Services Limited	England	100%
63.Tidewater Marine Gabon S.A…………………………………………	Gabon	100%
64.Tidewater (India) Private Limited	India	100%
65.PT Tidewater Operators Indonesia	Indonesia	95%
66.Tidewater Marine Kazakhstan, L.L.P.	Kazakhstan	100%
67.Offshore Marine Inc	Labuan	49%
68.Offshore Labuan Leasing Inc…………………………………………	Labuan	100%
69.VTG Supply Boat Liberia Inc.	Liberia	100%
70.Gulf Fleet Supply Vessels, L.L.C.	Louisiana	100%
71.Java Boat Corporation	Louisiana	100%
72.Pan Marine International Dutch Holdings, L.L.C.	Louisiana	100%
73.Point Marine, L.L.C.	Louisiana	100%
74.Quality Shipyards, L.L.C. .	Louisiana	100%
75.S.O.P., Inc.	Louisiana	100%
76.Tide States, L.L.C……………………………………………………	Louisiana	80%
77.Tide States Vessels, L.L.C……………………………………………	Louisiana	80%
78.Tidewater GOM, Inc……………………………………………………	Louisiana	100%
79.Tidewater Marine, L.L.C.	Louisiana	100%
80.Tidewater Marine Fleet, L.L.C. …………………………………….	Louisiana	100%
81.Tidewater Marine Hulls, L.L.C………………………………………..	Louisiana	100%
82.Tidewater Marine International Dutch Holdings, L.L.C…………….	Louisiana	100%
83.Tidewater Marine Sakhalin, L.L.C.	Louisiana	100%
84.Tidewater Marine Ships, L.L.C……………………………………….	Louisiana	100%
85.Tidewater Marine Vessels, L.L.C…………………………………….	Louisiana	100%
86.Tidewater Subsea, L.L.C……………………………………………	Louisiana	100%
87.Tidewater Subsea ROV, L.L.C……………………………………….	Louisiana	100%
88.Twenty Grand (Brazil), L.L.C	Louisiana	100%
89.Twenty Grand Marine Service, L.L.C.	Louisiana	100%
90.Zapata Gulf Marine L.L.C.	Louisiana	100%
91.Tidewater Marine Service (M) Sdn. Bhd.	Malaysia	100%
92.Tidewater Offshore Sdn Bhd	Malaysia	49%
93.Arrendadora de Naves del Golfo, S.A. de C.V., SOFOM, ENR	Mexico	100%
94.Logistica Mexicana del Caribe, S. de R.L. de C.V.	Mexico	100%
95.Naviera Tidex, S. de R.L. de C.V	Mexico	49%
96.Servicios Costa Afuera de Mexico, S. de R.L. de C.V	Mexico	100%
97.Tidewater de Mexico, S. de R.L. de C.V.	Mexico	49%
98.DTDW Marine Services B.V…………………………………………..	Netherlands	40%
99.Java Boat Corporation B.V.	Netherlands	100%
100.JB Holding Company B.V……………………………………………..	Netherlands	100%
101.Tidewater Dutch Holdings Cooperatief U.A…………………………	Netherlands	100%
102.Tidewater Investment Cooperatief U.A	Netherlands	100%
103.Gulf Fleet N.V.	Netherlands Antilles	100%
104.Hilliard Oil & Gas, Inc.	Nevada	100%
105.O.I.L. (Nigeria) Limited	Nigeria	82.1%
106.Tideflo Marine Services Limited………………………………………	Nigeria	40%
107.Tidex Nigeria Limited	Nigeria	60%
108.Zapata Marine Service (Nigeria) Limited	Nigeria	100%
109.Troms Offshore Fleet 1 AS………………………………………….	Norway	100%
110.Troms Offshore Fleet 2 AS………………………………………….	Norway	100%
111.Troms Offshore Fleet 3 AS ………………………………………….	Norway	100%
112.Troms Offshore Fleet 4 AS…………………………………………..	Norway	100%
113.Troms Offshore Fleet Holding AS……………………………………	Norway	100%
114.Troms Offshore Management AS…………………………………….	Norway	100%
115.Troms Offshore Marine AS……………………………………………	Norway	100%
116.Troms Offshore Services AS………………………………………….	Norway	100%

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED
117.Troms Offshore Supply AS…………………………………………..	Norway	100%
118.Global Panama Marine Service, Inc	Panama	100%
119.Niugini Offshore Services Joint Venture	Papua New Guinea	40%
120.Sakhalin Holding, L.L.C.	Russia	100%
121.Sakhalin Offshore Marine, L.L.C.	Russia	100%
122.Tidewater Al Rushaid Co. Ltd	Saudi Arabia	50%
123.SEA Maritime Services Pte. Ltd………………………………………	Singapore	100%
124.Southern Ocean Services Pte. Ltd.	Singapore	100%
125.Tidewater Marine Charter Services Pte. Ltd	Singapore	100%
126.Tidewater Marine International Pte. Ltd.	Singapore	100%
127.Tidewater Marine Western, Inc.	Texas	100%
128.Divetide Limited	Thailand	49%
129.Antilles Marine Service Limited	Trinidad & Tobago	50%
130.Tidewater Marine Indonesia Limited	Vanuatu	80%
131.Tidewater Marine Vanuatu Limited	Vanuatu	100%
132.Equipo Mara, C.A.	Venezuela	19.9%
133.Tidewater Caribe, C.A.	Venezuela	100%

NOTE: The Company has elected to exclude certain subsidiaries that do not constitute a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.